UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported): February 10, 2020

PPD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39212	45-3806427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

929 North Front Street

Wilmington, North Carolina 28401

(910) 251-0081

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PPD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Current Report on Form 8-K is filed by PPD, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Second Amended and Restated Stockholders’ Agreement

On February 10, 2020, the Company entered into a Second Amended and Restated Stockholders Agreement (the “Stockholders Agreement”) with (i) Carlyle Partners VI Holdings II, L.P., a Delaware limited partnership (“CP VI Holdings”), Carlyle Partners VI, L.P., a Delaware limited partnership (“Carlyle VI”), CP VI Coinvestment A, L.P., a Delaware limited partnership (“CP VI Coinvestment A”), and CP VI Coinvestment B, L.P., a Delaware limited partnership (“CP VI Coinvestment B” and, together with Carlyle VI and CP VI Coinvestment A, “Carlyle”); (ii) Hellman & Friedman Capital Partners VII, L.P., a Cayman Islands limited partnership (“HFCP VII”), Hellman & Friedman Capital Partners VII (Parallel), L.P., a Cayman Islands limited partnership (“HFCP VII Parallel”), HFCP VII (Parallel-A), L.P., a Delaware limited partnership (“HFCP VII Parallel-A”), H&F Executives VII, L.P., a Cayman Islands limited partnership (“HFCP VII Executives”), Hellman & Friedman Capital Partners VIII, L.P., a Cayman Islands limited partnership (“HFCP VIII”), Hellman & Friedman Capital Partners VIII (Parallel), L.P., a Cayman Islands limited partnership (“HFCP VIII Parallel”), HFCP VIII (Parallel-A), L.P., a Delaware limited partnership (“HFCP VIII Parallel-A”), H&F Executives VIII, L.P., a Cayman Islands limited partnership (“HFCP VIII Executives”), and H&F Associates VIII, L.P., a Cayman Islands limited partnership (“HFCP VIII Associates” and, together with HFCP VII, HFCP VII Parallel, HFCP Parallel-A, HFCP VII Executives, HFCP VIII, HFCP VIII Parallel, HFCP VIII Parallel-A and HFCP VIII Executives, “H&F”); (iii) Blue Spectrum ZA 2015 L.P., a Cayman Island exempted limited partnership (“Blue Spectrum”); (iv) Clocktower Investment Pte Ltd., a private company limited by shares organized under the laws of the Republic of Singapore (“GIC”); and (v) other stockholders party thereto.

Nomination of Directors

Pursuant to the Stockholders Agreement, the board of directors of the Company consists of nine members. H&F has the right to nominate to the Company’s board of directors (such persons, the “H&F nominees”) (i) three members so long as it collectively owns more than 30% of the Company’s outstanding shares of common stock, (ii) two members so long as it collectively owns less than 30% but at least 15% of the Company’s outstanding shares of common stock and (iii) one member so long as it collectively owns less than 15% but at least 7.5% of the Company’s outstanding shares of common stock. Carlyle has the right to nominate to the Company’s board of directors (such persons, the “Carlyle nominees”) (i) two members so long as (x) it collectively owns at least 15% of the Company’s outstanding shares of common stock or (y) (A) H&F collectively owns at least 15% of the Company’s outstanding shares of common stock and (B) Carlyle’s continuing ownership percentage (with respect to its ownership percentage as of May 2017) is not less than H&F’s continuing ownership percentage and (ii) one member so long as (x) it collectively owns less than 15% but at least 7.5% of the Company’s outstanding shares of common stock or (y) (A) H&F collectively owns less than 15% but at least 7.5% of the Company’s outstanding shares of common stock and (B) Carlyle’s continuing ownership percentage of common stock (with respect to its ownership percentage as of May 2017) is not less than H&F’s continuing ownership percentage of common stock. Blue Spectrum has the right to designate a board observer to the Company’s board of directors so long as it collectively owns at least 5% of the Company’s outstanding shares of common stock. GIC has the right to designate a board observer to the Company’s board of directors so long as it collectively owns at least 5% of the Company’s outstanding shares of common stock.

Pursuant to the Stockholders Agreement, the Company will include the H&F nominees and the Carlyle nominees on the slate that is included in the Company’s proxy statement relating to the election of directors of the class of directors to which such persons belong and provide the highest level of support for the election of each such person as the Company provides to any other individual standing for election as a director. In addition, pursuant to the Stockholders Agreement, each of H&F, Carlyle, Blue Spectrum and GIC agreed to vote in favor of the Company slate that is included in the Company’s proxy statement.

In the event that an H&F nominee or a Carlyle nominee ceases to serve as a director for any reason (other than the failure of the Company’s stockholders to elect such individual as a director), the persons entitled to designate such nominee director under the Stockholders Agreement are entitled to appoint another nominee to fill the resulting vacancy.

Registration Rights

Pursuant to the Stockholders Agreement, H&F, Carlyle, Blue Spectrum and GIC have certain rights to have their securities registered by the Company under the Securities Act of 1933, as amended (the “Securities Act”). H&F and Carlyle are entitled to an unlimited number of “demand” registrations and Blue Spectrum and GIC collectively are entitled to one “demand” registration, subject in each case to certain limitations. Each stockholder that holds registration rights is also entitled to customary “piggyback” registration rights. In addition, the Stockholders Agreement provides that the Company pay certain expenses of the stockholders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act.

Transfer Restrictions and Tag-Along

Except for certain permitted transfers, prior to the first anniversary of the Company’s initial public offering (the “IPO”), H&F and Carlyle may not transfer any shares of the Company without the prior written consent of the other party. In addition, except as provided below, neither H&F nor Carlyle may transfer shares of the Company pursuant to Rule 144 or make an in-kind distribution without the prior written consent of the other party until the either (i) H&F or Carlyle is no longer entitled to nominate any directors or (ii) H&F or Carlyle own less than 10% of the Company’s outstanding shares.

Except for certain permitted transfers, prior to the first anniversary of the Company’s IPO, Blue Spectrum, GIC and the other stockholders party to the Stockholders Agreement (other than H&F and Carlyle) may not transfer any shares of the Company without the prior written consent of the Company’s board of directors.

Except for transfers to permitted transferees, to the Company, in connection with the exercise of registration rights under the Stockholders Agreement or pursuant to certain permitted in-kind distributions in connection with charitable donations, all the stockholders party to the Stockholders Agreement have customary tag-along rights in the event that H&F or Carlyle proposes to transfer any of its shares of the Company prior to the first anniversary of the Company’s IPO.

Put and Call Rights

Pursuant to the Stockholders Agreement, certain members of management have the right to require that the Company purchase all, or any portion of, the shares of the Company held by such member of management in the event of termination of employment by such member of management for good reason or by the Company without cause. In connection with any termination of a member of management for cause or breach of certain restrictive covenants, the Company has the option to repurchase such member of management’s applicable shares.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is attached hereto as Exhibit 1.1 and is incorporated by reference into this Item 1.01.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As contemplated in the Registration Statement on Form S-1 (File No. 333-235860) relating to the initial public offering (the “Offering”) of the Company’s common stock, par value $0.01 per share (as amended, the “Registration Statement”), the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) became effective in connection with the completion of the Offering on February 10, 2020. The Charter, among other things, provides that the Company’s authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and 100,000,000 shares of preferred stock, par value $0.01 per share.

The Company’s bylaws were also amended and restated effective as of February 10, 2020, as contemplated in the Registration Statement (the “Bylaws”).

The foregoing description of the Charter and the Bylaws is only a summary. For further information regarding the foregoing and other provisions of the Charter and the Bylaws, see “Description of Capital Stock” in the Company’s prospectus (the “Prospectus”), dated February 5, 2020, filed pursued to Rule 424(b) of the Securities Act. The Charter and the Bylaws are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and such exhibits are incorporated by reference herein.

Item 8.01 Other Events.

On February 10, 2020, the Company completed the Offering of 69,000,000 shares of its Common Stock for cash consideration of $27.00 per share ($25.785 per share, net of underwriting discounts) to a syndicate of underwriters led by lead-book running managers Barclays Capital Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, for approximately $1,779,165,000 in net proceeds before expenses. The shares of Common Stock sold in the Offering and the net proceeds therefrom included the full exercise of the underwriters’ option to purchase additional shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index immediately preceding the signature page hereto, which is incorporated herein by reference.

EXHIBIT INDEX

1.1	Second Amended and Restated Stockholder’s Agreement

3.1	Amended and Restated Certificate of Incorporation of PPD, Inc.

3.2	Amended and Restated Bylaws of PPD, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

PPD, Inc.

By:	/s/ B. Judd Hartman
Name: B. Judd Hartman
Title: Executive Vice President, General
Counsel and Secretary

Date: February 10, 2020